MIDSOUTH BANCORP, INC. AND SUBSIDIARY                                EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE  (Unaudited)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

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                                    Third Quarter    Third Quarter    Year-to-Date     Year-to-Date
                                    September 30,    September 30,    September 30,    September 30,
PRIMARY                                 1995             1994             1995             1994
                                    ____________     _____________    _____________    _____________
Earnings:
    Income applicable to common
      stock                            $325,931         $320,757         $923,364         $835,801
                                     ==========       ==========       ==========       ==========
Shares:
    Weighted average number of
      common shares outstanding         960,412          951,126          957,790          948,624
                                     ==========       ==========       ==========       ==========

Earnings per common share:
    Income applicable to common
      stock                               $0.34            $0.34            $0.96            $0.88
                                     ==========       ==========       ==========       ==========

Weighted average number of
    common shares outstanding           960,412          951,126          957,790          948,624

    Assuming exercise of options,
      reduced by the number of
      shares which could have
      been purchased with the
      proceeds from exercise of
      such options at the average
      issue price                         8,008                -            5,749                -
                                     __________       __________       __________       __________

    Weighted average number of
      common shares outstanding,
      as adjusted                       968,420          951,126          963,539          948,624
                                     ==========       ==========       ==========       ==========

Primary earnings per common share:
    Income applicable to common
      stock                               $0.34            $0.34            $0.96            $0.88
                                     ==========       ==========       ==========       ==========


FULLY DILUTED


Weighted average number of
    common shares outstanding           960,412          951,126          957,790          948,624

    Assuming exercise of options,
      reduced by the number of
      shares which could have
      been purchased with the
      proceeds from exercise of
      such options at the higher
      of the average issue price
      or period end price                12,622                -           12,622                -

    Assuming conversion of
      preferred stock at a
      conversion rate of 1
      to 1.33 shares                    249,090          249,090          249,090          249,090
                                     __________       __________       __________       __________
    Weighted average number of
      common shares outstanding,
      as adjusted                     1,222,124        1,200,216        1,219,502        1,197,714
                                     ==========       ==========       ==========       ==========

Fully diluted earnings per
  common share:
    Income applicable to common
      stock                               $0.27            $0.27            $0.76            $0.70
                                     ==========       ==========       ==========       ==========


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